EXHIBIT 99.1

Media Contacts:
Christopher Downie
Motient Communications
847-478-4200
chris.downie@motient.com

                 Motient Announces Annual Stockholders' Meeting

LINCOLNSHIRE, IL, March 11, 2005 -- Motient Corporation (MNCP) announced today that it will hold its 2005 Annual Stockholders' Meeting at 10:00 a.m. on Wednesday, June 15, 2005. The meeting will be held at Motient's corporate headquarters, located at 300 Knightsbridge Pkwy., Lincolnshire, IL 60069. Motient has set a record date for the meeting of May 2, 2005. Any proposal that a stockholder wishes to be included in the company's proxy statement related to the meeting the meeting must be received by Motient no later than March 25, 2005.

The business to be addressed at the meeting will be more fully described in a proxy statement that Motient will distribute to the stockholders of record. Motient anticipates that it will mail this proxy statement as soon as practicable after the May 2, 2005 record date.

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About Motient Corporation:

Motient is a nationwide provider of wireless data solutions for Fortune 500 companies and the small to medium size enterprise business market. Motient simplifies the wireless experience for applications providers, hardware vendors, value added resellers and customers by offering multiple network options, proprietary applications, one source support and wireless consulting services that enhance the performance, efficiency and cost-effectiveness of enterprise wireless solutions.

http://www.motient.com.

Statement under the Private Securities Litigation Reform Act:

With the exception of any historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, which could cause actual results or revenues to differ materially from those contemplated by these statements.